Exhibit 5.1

CONYERS DILL & PEARMAN 29th Floor One Exchange Square 8 Connaught Place Central Hong Kong T +852 2524 7106 | F +852 2845 9268 conyers.com

16 January 2026

Matter No.: 1008550/110967214
(852) 2842 9521
Flora.Wong@conyers.com

Neo-Concept International Group Holdings Limited

10/F Seaview Centre

No. 139-141 Hoi Bun Road

Kwun Tong

Kowloon

Hong Kong

Dear Sir/ Madam,

Re: Neo-Concept International Group Holdings Limited (the “Company”)

We have acted as special legal counsel in the Cayman Islands to the Company in connection with a registration statement on form F-1 filed with the U.S. Securities and Exchange Commission (the “Commission”) on 28 July  2025 (the “Registration Statement”) and the prospectus dated 28 July 2025 contained in the Registration Statement (the “Prospectus”) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) and offering by the Company of up to 14,850,000 class A ordinary shares of par value US$0.0003125 each (the “Class A Share(s)”).

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined a copy of (i) the Registration Statement, and (ii) the Prospectus, which are sometimes collectively referred to as the “Offer Documents” (which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

We have also reviewed:

1.1.	a copy of the second amended and restated memorandum of association (the “Memorandum”) and second amended and restated articles of association of the Company adopted on 3 March 2025;

1.2.	a copy of unanimous written resolutions of all its directors dated 23 July 2025 and 7 January 2026 (collectively, the “Resolutions”);

1.3.	a copy of a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 6 January 2026 (the “Certificate Date”); and

1.4.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1.	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.	that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3.	the accuracy and completeness of all factual representations made in the Offer Documents and other documents reviewed by us;

2.4.	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended;

2.5.	that there is no provision of the laws of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinion expressed herein;

2.6.	the validity and binding effect under the laws of the United States of America of the Offer Documents; and

2.7.	that the Registration Statement will be duly filed with the Commission and become effective prior to the sale of any Shares under the Registration Statement.

3.	QUALIFICATIONS

3.1.	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current laws of and practice in the Cayman Islands.

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4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1.	The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (“Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Act.

4.2.	When issued and paid for as contemplated by the Offer Documents and the Resolutions, the Class A Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such Class A Shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforcement of Civil Liabilities” and “Legal Matters” in the Prospectus forming a part of the Registration Statement.  In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman
Conyers Dill & Pearman

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